UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2009

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902

(Address of principal executive offices) (Zip Code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions

On November 5, 2009 Hardinge Inc. issued a press release announcing the Company’s third quarter 2009 results. The press release also announced that the Company recorded a one-time charge of $6.6 million related to its strategic decision to cease manufacturing non-critical parts in its Elmira, NY facility and $1.0 million for severance in Europe.  On November 3, 2009, the Board of Directors declared a cash dividend of $0.005 per share on the Company’s common stock. The dividend is payable December 10, 2009 to stockholders of record as of December 1, 2009. A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed herewith:

99          Press release issued by registrant on November 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: November 5, 2009	By:	/s/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer